Exhibit 99.01

                            CRAIG C. GIRONDA
                             7 Junebar Lane
                        Norwalk, Connecticut 06851


December 26, 2002


Board of Directors
Cordia Corporation
543 Main Street
New Rochelle, New York 10801

Dear John and Wes,

Effective December 27, 2002, I hereby resign as a director and chief executive officer of Cordia Corporation and all positions and titles that I have with other subsidiaries fully or partially owned by Cordia Corporation. I am doing so to pursue other opportunities.

I wish the company and its employees continued success in present and future endeavors.


Sincerely,

/s/

Craig Gironda
CEO/Director